Exhibit 3.2

B Y L A W S

OF

WAUSAU PAPER CORP.

AS RESTATED ON JUNE 17, 1992

AND LAST AMENDED ON JANUARY 19, 2012

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TABLE OF CONTENTS

Page

BYLAW I.  IDENTIFICATION

1

Section 1.01.  Name

1

Section 1.02.  Principal and Business Offices

1

Section 1.03.  Registered Agent and Office

1

Section 1.04.  Place of Keeping Corporate Records

1

BYLAW II.  SHAREHOLDERS

1

Section 2.01.  Annual Meeting

1

Section 2.02.  Special Meetings

1

Section 2.03.  Place of Meeting

2

Section 2.04.  Notice of Meeting

2

Section 2.05.  Waiver of Notice

2

Section 2.06.  Fixing of Record Date

2

Section 2.07.  Voting List

3

Section 2.08.  Quorum and Voting Requirements

3

Section 2.09.  Conduct of Meetings

4

Section 2.10.  Proxies

4

Section 2.11.  Voting of Shares

4

Section 2.12.  Voting of Shares by Certain Holders

4

Section 2.13.  Notice of Shareholder Business and Nominations

5

BYLAW III.  BOARD OF DIRECTORS

10

Section 3.01.  General Powers

10

Section 3.02.  Number, Tenure, Class and Qualifications

10

Section 3.03.  Election

11

Section 3.04.  Regular Meetings

11

Section 3.05.  Special Meetings

11

Section 3.06.  Meetings by Telephonic or Other Electronic Means of Communication

11

Section 3.07.  Manner of Acting

11

Section 3.08.  Quorum

11

Section 3.09.  Vacancies

12

Section 3.10.  Notice of Meetings; Waiver

12

Section 3.11.  Conduct of Meetings

12

Section 3.12.  Compensation and Expenses

13

Section 3.13.  Directors’ Assent

13

Section 3.14.  Committees

13

Section 3.15.  Action Without a Meeting

14

Section 3.16.  Director Emeritus

14

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BYLAW IV.  OFFICERS

14

Section 4.01.  Number and Titles

14

Section 4.02.  Election and Term of Office

14

Section 4.03.  Additional Officers, Agents, etc

14

Section 4.04.  Removal

15

Section 4.05.  Resignations

15

Section 4.06.  Vacancies

15

Section 4.07.  Powers, Authority, and Duties

15

Section 4.08.  The Chair of the Board

15

Section 4.09.  Vice Chair.

15

Section 4.10.  The President

15

Section 4.11.  The Vice-Presidents

16

Section 4.12.  The Secretary

16

Section 4.13.  The Treasurer

17

Section 4.14.  Assistant Secretaries and Assistant Treasurers

17

Section 4.15.  Corporate Controller.

17

Section 4.16.  Salaries

18

BYLAW V.   CONTRACTS, LOANS, CHECKS AND DEPOSITS

18

Section 5.01.  Contracts

18

Section 5.02.  Loans

18

Section 5.03.  Checks, Drafts, etc

18

Section 5.04.  Deposits

18

BYLAW VI.  VOTING OF SECURITIES OWNED BY THIS CORPORATION

18

Section 6.01.  Authority to Vote

18

Section 6.02.  Proxy Authorization

19

BYLAW VII.  CONTRACTS BETWEEN THIS CORPORATION

AND RELATED PERSONS

19

BYLAW VIII.  CERTIFICATES FOR SHARES AND THEIR TRANSFER

19

Section 8.01.  Shares

19

Section 8.02.  Certificates for Shares

20

Section 8.03.  Uncertified Shares

20

Section 8.04.  Facsimile Signatures and Seal

20

Section 8.05.  Signature by Former Officer

20

Section 8.06.  Consideration for Shares

20

Section 8.07.  Transfer of Shares

21

Section 8.08.  Restrictions on Transfer

21

Section 8.09.  Lost, Destroyed, or Stolen Certificates

21

Section 8.10.  Stock Regulations

21

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BYLAW IX.  DISTRIBUTIONS

22

BYLAW X.  INDEMNIFICATION

22

Section 10.01.  Mandatory Indemnification

22

Section 10.02.  Right to Indemnification; How Determined

23

Section 10.03.  Termination of a Proceeding is Nonconclusive

25

Section 10.04.  Advance Payment

25

Section 10.05.  Partial Indemnification; Interest

26

Section 10.06.  Limitation of Derivative Proceedings and Release

of Derivative Claims

26

Section 10.07.  Nonexclusivity of Bylaw X

27

Section 10.08.  Insurance

27

Section 10.09.  Witness Expenses

28

Section 10.10.  Contribution

28

Section 10.11.  Severability

28

Section 10.12.  Contractual Nature of Bylaw X; Repeal or Limitation of Rights

29

BYLAW XI.  AMENDMENTS

29

Section 11.01.  By Shareholders

29

Section 11.02.  By Directors

29

BYLAW XII.  SEAL

29

BYLAW XIII.  FISCAL YEAR

29

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011912

B Y L A W S

OF

WAUSAU PAPER CORP.

BYLAW I.  IDENTIFICATION

Section 1.01.  Name.  The name of the corporation is Wausau Paper Corp. (the “corporation”).

Section 1.02.  Principal and Business Offices.  The corporation may have such principal and other business offices, either in or outside the state of Wisconsin, as the board of directors may designate or as the corporation’s business may require from time to time.

Section 1.03.  Registered Agent and Office.  The corporation’s registered agent may be changed from time to time by the corporation or by the board of directors.  The address of the corporation’s registered office may be changed from time to time by the corporation, by the board of directors or by the registered agent.  The business office of the corporation’s registered agent shall be identical to the registered office.  The corporation’s registered office may be, but need not be, identical with the corporation’s principal office in the state of Wisconsin.

Section 1.04.  Place of Keeping Corporate Records.  The records and documents specified in Section 180.1601, Wisconsin Statutes, shall be kept at the corporation’s principal office.

BYLAW II.  SHAREHOLDERS

Section 2.01.  Annual Meeting.  The annual shareholders’ meeting shall be held at such time as may be designated by the board of directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

Section 2.02.  Special Meetings.  Special shareholders’ meetings may be called by: (1) the chair; (2) the president; (3) the board of directors or by such other officer(s) as it may authorize from time to time; or (4) the president or secretary upon the written request of the holders of record of at least 10% of all the votes entitled to be cast upon the matter(s) set forth as the purpose of the meeting in such written request.  Upon delivery to the president or secretary of a written request pursuant to (4), above, stating the purpose(s) of the requested meeting, dated and signed by the person(s) entitled, as determined pursuant to Section 2.06 of these bylaws, to request such a meeting, it shall be the duty of such officer to whom the request is delivered to give notice of the meeting to shareholders.  Notice of any special meetings shall be given in the same manner provided in Section 2.04 of these bylaws.  Only business within the purpose described in this special meeting notice shall be conducted at a special shareholders’ meeting.

Section 2.03.  Place of Meeting.  The board of directors may designate any place, either in or outside the state of Wisconsin, as the place of meeting for any annual or special meeting.  If no designation is made by the board of directors, the place of meeting shall be the corporation’s principal office.  Any meeting may be adjourned by the board of directors or the presiding officer to reconvene at such time, date or place as it may determine.

Section 2.04.  Notice of Meeting.  The corporation shall notify each shareholder who is entitled to vote at the meeting, and any other shareholder entitled to notice under Chapter 180, of the date, time, and place of each annual or special shareholders’ meeting.  In the case of special meetings, the notice shall also state the meeting’s purpose.  Unless otherwise required by Chapter 180, the meeting notice shall be given not less than 10 days nor more than 60 days before the meeting date.  Notice must be communicated in writing by mail, telegraph, teletype, facsimile, other form of written communication.  Notice, if mailed, is effective when mailed, and such notice may be addressed to the shareholder’s address shown in the corporation’s current record of shareholders.  Notice provided in any other allowable manner is effective when received.  If an annual or special meeting of shareholders is adjourned to a different date, time or place, the corporation shall not be required to give notice of the new date, time or place if the new date, time or place is announced at the meeting before adjournment; provided, however, that if the new record date for an adjourned meeting is or must be fixed, the corporation shall give notice of the adjourned meeting to persons who are shareholders as of the new record date.

Section 2.05.  Waiver of Notice.  A shareholder may waive notice of any shareholders’ meeting, before or after the date and time stated in the notice.  The waiver must be in writing, contain the same information that would have been required in the notice (except that the time and place of the meeting need not be stated), be signed by the shareholder, and be delivered to the corporation for inclusion in the corporate records.  A shareholder’s attendance at a meeting, in person or by proxy, waives objection to lack of notice or defective notice, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting.

Section 2.06.  Fixing of Record Date.  For the purpose of determining shareholders of any voting group entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to request a special meeting of shareholders, or shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix a future date as the record date.  Such record date shall not be more than 70 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.  If no record date is so fixed by the board, the record date for determination of such shareholders shall be at the close of business on:

1.  With respect to the payment of a share dividend, the date the board authorizes the share dividend;

2.  With respect to a distribution to shareholders (other than one involving a repurchase or reacquisition of shares), the date the board authorizes the distribution; and

3.  With respect to any other matter for which such a determination is required, as provided by law.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the board of directors fixes a new record date which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

Section 2.07.  Voting List.  After fixing a record date for a meeting, the corporation shall prepare a list of the names of all of its shareholders who are entitled to notice of a shareholders’ meeting.  The list shall be arranged by class or series of shares and show the address of and number of shares held by each shareholder.

The corporation shall make the shareholders’ list available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing to the date of the meeting, at the corporation’s principal office (or at the place identified in the meeting notice in the city where the meeting will be held).

A shareholder or his or her agent may, on written demand, inspect and, subject to the limitations imposed by the Wisconsin Business Corporation Law, copy the list, during regular business hours and at his or her expense, during the period that it is available for inspection pursuant to this Section 2.07.  The corporation shall make the shareholders’ list available at the meeting, and any shareholder or his or her agent or attorney may inspect the list at any time during the meeting or any adjournment.  Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

Section 2.08.  Quorum and Voting Requirements.  Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter.  Except as otherwise provided by the restated articles of incorporation, these bylaws, or any provision of Chapter 180, a majority of the votes entitled to be cast on the matter by the voting group shall constitute a quorum of that voting group for action on that matter.  If a quorum exists, action on a matter (other than the election of directors under Section 3.03 of the bylaws) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the articles of incorporation, these bylaws, or any provision of Chapter 180 requires a greater number of affirmative votes.  Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists, for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting.  At the adjourned meeting at which a quorum is represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

Section 2.09.  Conduct of Meetings.  The president, and in his or her absence, the chair of the board in that order, and in their respective absences, any person chosen by the shareholders present shall call the meeting of the shareholders to order and shall act as chair of the meeting.  The corporation’s secretary shall act as secretary of all meetings of the shareholders, but, in his or her absence, the presiding officer may appoint any assistant secretary or other person to act as secretary of the meeting.

Section 2.10.  Proxies.  At all shareholders’ meetings, a shareholder entitled to vote may vote in person or by proxy appointed in writing by the shareholder or by his or her duly authorized attorney-in-fact.  A proxy shall become effective when received by the secretary or other officer or agent of the corporation authorized to tabulate votes.  Unless otherwise provided in the proxy, a proxy may be revoked at any time before it is voted, either by written notice filed with the secretary or other officer or agent of the corporation authorized to tabulate votes, or by oral notice given by the shareholder during the meeting.  The presence of a shareholder who has filed his or her proxy shall not of itself constitute a revocation.  No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.  The board of directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies.

Section 2.11.  Voting of Shares.  Each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a shareholders’ meeting, except to the extent that the voting rights of the shares of any class or classes are enlarged, limited or denied by the restated articles of incorporation or as otherwise required by Chapter 180.

Section 2.12.  Voting of Shares by Certain Holders.

1.

Other Corporations.  Shares standing in another corporation’s name may be voted either in person or by proxy, by the other corporation’s president or any other officer appointed by such president.  A proxy executed by any principal officer of the other corporation or such an officer’s assistant shall be conclusive evidence of the signer’s authority to act, in the absence of express notice to this corporation, given in writing to this corporation’s secretary, or other officer or agent of the corporation authorized to tabulate votes, of the designation of some other person by the corporation’s board of directors or bylaws.

2.

Legal Representatives and Fiduciaries.  Shares held by an administrator, executor, guardian, conservator, trustee in bankruptcy, receiver, or assignee for creditors, in a fiduciary capacity, may be voted by the fiduciary, either in person or by proxy, without transferring the shares into his or her name, provided that there is filed with the secretary, before or at the time of the meeting, proper evidence of his or her incumbency and the number of shares held.  Shares standing in a fiduciary’s name may be voted by him or her, either in person or by proxy.  A proxy executed by a fiduciary shall be conclusive evidence of the fiduciary’s authority to give such proxy, in the absence of express notice to the corporation, given in writing to the corporation’s secretary, or other officer or agent of the corporation authorized to tabulate votes, that this manner of voting is expressly prohibited or otherwise directed by the document creating the fiduciary relationship.

3.

Pledgees.  A shareholder whose shares are pledged shall be entitled to vote the shares until they have been transferred into the pledgee’s name, and thereafter the pledgee shall be entitled to vote the shares so transferred.

4.

Minors.  Shares held by a minor may be voted by the minor in person or by proxy, and no such vote shall be subject to disaffirmance or avoidance unless before the vote the corporation’s secretary, or other officer or agent of the corporation authorized to tabulate votes, has received written notice or has actual knowledge that the shareholder is a minor.

5.

Incompetents and Spendthrifts.  Shares held by an incompetent or spendthrift may be voted by the incompetent or spendthrift in person or by proxy, and no such vote shall be subject to disaffirmance or avoidance unless before the vote the corporation’s secretary, or other officer or agent of the corporation authorized to tabulate votes, has actual knowledge that the shareholder has been adjudicated an incompetent or spendthrift or actual knowledge that judicial proceedings for appointment of a guardian have been filed.

6.

Joint Tenants.  Shares registered in the names of two or more individuals who are named in the registration as joint tenants may be voted in person or by proxy signed by one or more of the joint tenants if either (1) no other joint tenant or his or her legal representative is present and claims the right to participate in the voting of the shares or before the vote files with the corporation’s secretary, or other officer or agent of the corporation authorized to tabulate votes, a contrary written voting authorization or direction or written denial of authority of the joint tenant present or signing the proxy proposed to be voted, or (2) all other joint tenants are deceased and the corporation’s secretary, or other officer or agent of the corporation authorized to tabulate votes, has no actual knowledge that the survivor has been adjudicated not to be the successor to the interests of those deceased.

Section 2.13.  Notice of Shareholder Business and Nominations.

A.

Annual Meetings of Shareholders.

(1)

Nominations of persons for election to the board of directors of the corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the corporation’s notice of meeting delivered pursuant to Section 2.04 of these bylaws; (b) by or at the direction of the board of directors; or (c) by any person who was (i) a shareholder of record of the corporation at the time of giving notice provided for in this Section 2.13 and at the time of the annual meeting, (ii) who is entitled to vote at the annual meeting, and (iii) who complies with the notice procedures set forth in subparagraphs (2) and (3) of this

Section 2.13A.  Section 2.13A(1)(c) of these bylaws shall be the exclusive means for a shareholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the corporation’s notice of meeting) before an annual meeting of shareholders.

(2)

Without qualification, for any nominations or any other business to be properly brought before an annual meeting by a shareholder pursuant to Section 2.13A (1)(c) of these bylaws, the shareholder must have given timely notice thereof in writing to the secretary of the corporation and such other business must otherwise be a proper matter for action by the shareholders of the corporation.  To be timely, a shareholder’s notice must be delivered to the secretary at the principal offices of the corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the meeting is made less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation; and provided further that, with respect to the corporation’s annual meeting of shareholders to be held during calendar year 2012 (the “2012 Meeting”), to be timely (and notwithstanding anything to the contrary contained in this Section 2.13A(2)), a shareholder’s notice of nominations must be delivered to the secretary at the principal offices of the corporation not later than 5:00 p.m. (central time) on February 10, 2012, so long as the 2012 Meeting is held not earlier than March 22, 2012 (i.e., the date that is 30 days prior to the anniversary date of the corporation’s 2011 annual meeting of shareholders) and not later than June 20, 2012 (i.e., the date that is 60 days after the anniversary date of the corporation’s 2011 annual meeting of shareholders).  In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

(3)

To be in proper form, a shareholder’s notice to the secretary (whether given pursuant to this subparagraph A or subparagraph B) must:

(a)

set forth, as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the “Exchange Act” (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(b)

set forth, as to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, (i) a brief description of the business desired to he brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such shareholder and beneficial owner, if any, in such business and (ii) a description of all agreements, arrangements, and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder;

(c)

set forth, with respect to the shareholder giving such notice, (i) the name and address of such shareholder, as they appear on the corporation’s books, and of such beneficial owner, if any, (ii) (A) the class or series and number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by such shareholder and such beneficial owner, (B) any option, warrant, convertible security, share appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any shares of any security of the corporation, (D) any short interest in any security of the corporation (for purposes of this Section 2.13 a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the corporation owned beneficially by such shareholder that are separated or separable from the underlying shares of the corporation, (F) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (iii) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and

(d)

include, with respect to each nominee for election or reelection to the board of directors, a completed and signed questionnaire, representation, and agreement required by subparagraph D of this Section 2.13.  The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(4)

Notwithstanding anything in the second sentence of subparagraph A(2) of this Section 2.13 to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors made by the corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 2.13 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

B.

Special Meetings of Shareholders.

Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting pursuant to Section 2.04 of these bylaws.  Nominations of persons for election to the board of directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation’s notice of meeting (a) by or at the direction of the board of directors or (b) by any person who was (i) a shareholder of record of the corporation at the time of giving notice provided for in this Section 2.13 and at the time of the annual meeting, (ii) who is entitled to vote at the special meeting, and (iii) who complies with the notice procedures set forth in this Section 2.13B.  In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the board of directors, any such shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the shareholder’s notice required by Section 2.13A(3) with respect to any nomination (including the completed and signed questionnaire, representation, and agreement required by subparagraph D of this Section 2.13) shall be delivered to the secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.  In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

C.

General.

(1)

Only such persons who are nominated in accordance with the procedures set forth in this Section 2.13 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.13.  Except as otherwise provided by law, the restated articles of incorporation or these bylaws, the chair of the board or the president of the corporation in that order shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this bylaw and, if any proposed nomination or business is not in compliance with this bylaw, to declare that such defective proposal or nomination shall be disregarded.

(2)

For purposes of this bylaw, “public announcement” means disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3)

Notwithstanding the foregoing provisions of this Section 2.13, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.13; provided, however, that any references in this Section 2.13 to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to subparagraphs A or B of this Section 2.13.  Nothing in this bylaw shall be deemed to affect any rights (a) of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, and (b) of the holders of any series of preferred stock if and to the extent provided for under law, the corporation’s restated articles of incorporation, or these bylaws.

D.

Submission of Questionnaire, Representation and Agreement.

To be eligible to be a nominee for election or reelection as a director of the corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.13A(3)) to the secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary upon written request) and a written representation and agreement (in the form provided by the secretary upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed therein, (c) beneficially owns, or agrees to purchase and thereafter retain if elected as a director of the corporation, such number of common shares of the corporation (“Qualifying Shares”) as may then or thereafter be required to satisfy the requirements of any director stock ownership guidelines applicable to all directors of the corporation, and (d) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the corporation.

BYLAW III.  BOARD OF DIRECTORS

Section 3.01.  General Powers.  The corporation’s powers shall be exercised by or under the authority of, and its business and affairs shall be managed under the direction of its board of directors, subject to any limitations set forth in the restated articles of incorporation, these bylaws, or any provision of Chapter 180.

Section 3.02.  Number, Tenure, Class and Qualifications.  The exact number of directors, within the minimum and maximum limitation specified in article 6 of the restated articles of incorporation, shall be fixed from time to time by the board of directors.  Members of the board of directors shall have such qualifications as shall be fixed from time to time by the board of directors pursuant to a resolution adopted by the board of directors.  A director may resign at any time by filing his or her written resignation with the secretary of the corporation.  No amendment to this Section 3.02 of Bylaw III shall amend, alter, change or repeal any of the provisions of this Section 3.02, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of the holders of four-fifths of the shares of the corporation entitled to vote thereon; provided, however, that if any class or series of shares is entitled to vote thereon as a class, there shall be required the affirmative vote of four-fifths of the shares of each class of shares and series entitled to vote thereon as a class and of the total shares entitled to vote thereon.  No amendment shall be made to this Section 3.02 of Bylaw III by the board of directors.

Section 3.03.  Election.  Directors shall be elected by the shareholders at each annual shareholders’ meeting.  Each director is elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

Section 3.04.  Regular Meetings.  An annual regular meeting of the board of directors shall be held without other notice than this bylaw immediately after the annual meeting of shareholders, and each adjourned session thereof.  The place of such annual regular meeting shall be the same as the place of the annual meeting of shareholders which precedes it, or such other suitable place as may be announced at such meeting of shareholders.  The board of directors may provide, by resolution, the time and place, either within or without the state of Wisconsin, for the holding of additional regular meetings without notice other than such resolution.

Section 3.05.  Special Meetings.  Special meetings of the board of directors may be called by or at the request of the  chair of the board of directors, or the president, or a majority of the directors.  The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the state of Wisconsin, as the place for holding any special meeting of the board of directors called by them, and if no other place is fixed, the place of meeting shall be the principal business office of the corporation in the state of Wisconsin.

Section 3.06.  Meetings by Telephonic or Other Electronic Means of Communication.  The board of directors (and any committee thereof) may, in addition to conducting meetings in which each director participates in person, conduct any regular or special meeting by the use of any means of communication, provided all participating directors may simultaneously hear each other during the meeting, all communication during the meeting is immediately transmitted to each participating director, and each participating director is able to immediately send messages to all other participating directors.  All participating directors shall be informed that a meeting is taking place at which official business may be transacted.

Section 3.07.  Manner of Acting.  Subject to Section 3.09 of Bylaw III, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by law or by the restated articles of incorporation.  No amendment to this Section 3.07 of Bylaw III shall amend, alter, change or repeal any of the provisions of this Section 3.07, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of the holders of four-fifths of the shares of the corporation entitled to vote thereon; provided, however, that if any class or series of shares is entitled to vote thereon as a class, there shall be required the affirmative vote of four-fifths of the shares of each class of shares and series entitled to vote thereon as a class and of the total shares entitled to vote thereon.  No amendment shall be made to this Section 3.07 of Bylaw III by the board of directors.

Section 3.08.  Quorum.  A majority of the number of directors as required in Section 3.02 of these bylaws shall constitute a quorum for the transaction of business at any board of directors’ meeting, and a majority of the number of directors serving on a committee as authorized in Section 3.14 of these bylaws shall constitute a quorum for the transaction of business at any committee meeting, but a majority of the directors present (though less than such quorum) may adjourn the meeting from time to time without further notice.  These provisions shall not, however, apply to the determination of a quorum for actions taken pursuant to Bylaw VII of these bylaws or actions taken under emergency bylaws or any other provisions of these bylaws which fix different quorum requirements.

Section 3.09.  Vacancies.  Any vacancy occurring in the board of directors, including a vacancy created by an increase in the number of directors, shall be filled only by the affirmative vote of a majority of the directors then in office, though less than a quorum of the board of directors.  A director elected to fill a vacancy, other than a vacancy created by an increase in the number of directors, shall be elected for the unexpired term of his or her predecessor.  A director elected to fill a vacancy created by an increase in the number of directors shall be elected for a term of office continuing only until the next succeeding annual election of directors of any class.  No amendment to this Section 3.09 of Bylaw III shall amend, alter, change or repeal any of the provisions of this Section 3.09, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of the holders of four-fifths of the shares of the corporation entitled to vote thereon; provided, however, that if any class or series of shares is entitled to vote thereon as a class, there shall be required the affirmative vote of four-fifths of the shares of each class of shares and series entitled to vote thereon as a class and of the total shares entitled to vote thereon.  No amendment shall be made to this Section 3.09 of Bylaw III by the board of directors.

Section 3.10.  Notice of Meetings; Waiver.  Written notice of each board of directors’ meeting, except meetings pursuant to Section 3.04 of these bylaws, shall be delivered personally, or by mail, private carrier, telegram, telex, telecopy, or other document transmitted electronically, to each director at his or her business address or at such other address as the director shall have designated in writing and filed with the secretary.  Notice shall be given not less than 48 hours before the meeting being noticed, or 72 hours before the meeting being noticed if the notice is given by mail or private carrier.  Oral notice may be given but in no event less than one (1) hour before the meeting.  Notice shall be deemed given at the time it is deposited with postage prepaid in the United States mail or delivered to the private carrier or telegraph company, as the case may be.  Notice by telex or telecopy shall be deemed given when transmitted.  Oral notice is deemed given and effective when communicated.  A director may waive notice required under this section or by law at any time, whether before or after the time of the meeting.  The waiver must be in writing, signed by the director, and retained in the corporate record book.  A director’s attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the director at the beginning of the meeting promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of the meeting.

Section 3.11.  Conduct of Meetings.  The chair of the board, and in his or her absence, the president in that order, and in their respective absences, any director chosen by the directors present, shall call meetings of the board of directors to order and shall act as chair of the meeting.  The secretary of the corporation shall act as secretary of all meetings of the board of directors, but in the absence of the secretary, the presiding officer may appoint any assistant secretary or any director or other person present to act as secretary of the meeting.

Section 3.12.  Compensation and Expenses.  The board of directors, by affirmative vote of a majority of the directors then in office and irrespective of any personal interest of any of its members, may (1) establish reasonable compensation of all directors for services to the corporation as directors or may delegate this authority to an appropriate committee; (2) provide for, or to delegate authority to an appropriate committee to provide for, reasonable pensions, disability or death benefits, and other benefits or payments to directors of the corporation and to their estates, families, dependents, or beneficiaries for prior services rendered to the corporation by the directors; and (3) provide for reimbursement of reasonable expenses incurred in the performance of the directors’ duties, including the expense of traveling to and from board meetings.

Section 3.13.  Directors’ Assent.  A director of the corporation who is present at a meeting of the board of directors or of a committee of the board of which he or she is a member, at which action on any corporate matter is taken, shall be deemed to have assented to the action taken unless (1) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting business at the meeting; or (2) minutes of the meeting are prepared and his or her dissent or abstention from the action taken is entered in the minutes of the meeting; or (3) he or she delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting.  The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 3.14.  Committees.  The board of directors may create and appoint members to one or more committees, by resolution adopted by the affirmative vote of a majority of the number of directors required by Section 3.02 of these bylaws.  Each committee shall consist of two or more directors.  To the extent provided in the resolution as initially adopted and as thereafter supplemented or amended by further resolution adopted by a like vote, each committee shall have and may exercise, when the board of directors is not in session, the powers of the board of directors in the management of the corporation’s business and affairs, except that a committee may not (1) authorize distributions; (2) approve or propose to shareholders action that requires shareholder approval; (3) amend articles of incorporation, or amend, adopt, or repeal bylaws; (4) approve a plan of merger not requiring shareholder approval; (5) authorize or approve reacquisition of shares except by a formula or method approved or prescribed by the board of directors; (6) authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the board of directors may authorize a committee or a senior executive officer of the corporation to do so within limits prescribed by the board of directors; or (7) fill vacancies on the board of directors or on committees created pursuant to this section, unless the board of directors, by resolution, provides that committee vacancies may be filled by a majority of the remaining committee members.  The board of directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of the committee, upon the request of the president or of the chair of the meeting.  Each committee shall fix its own rules governing the conduct of its activities and shall make such report of its activities to the board of directors as the board may request.

Section 3.15.  Action Without a Meeting.  Any action required or permitted by the restated articles of incorporation, these bylaws, or any provision of law to be taken by the board of directors at a board meeting may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed by all of the directors entitled to vote on the subject matter of the action and retained in the corporate records.  Action taken pursuant to written consent shall be effective when the last director signs the consent or upon such other effective date as is specified in the consent.

Section 3.16.  Director Emeritus.  The board of directors shall have the authority to elect or appoint one or more individuals as a director emeritus, each for a term ending on the date of the next subsequent regular annual meeting of the board of directors held pursuant to the first sentence of Section 3.04 of this Bylaw III.  Each director emeritus shall serve in an advisory capacity to the board of directors and shall not otherwise have the power or authority of a director of the corporation, and shall not have the power or authority to vote on any matters submitted to a vote of the board of directors, nor shall the presence of any such director emeritus at a meeting of the board of directors be counted for quorum or other attendance purposes.

BYLAW IV.  OFFICERS

Section 4.01.  Number and Titles.  The corporation’s principal officers shall be a chair of the board, one or more vice chairmen periodically determined by the board of directors, president, one or more vice-presidents periodically determined by the board of directors, a secretary, a treasurer and a corporate controller, each of whom shall be elected by the board.  If there is more than one vice-president, the board may establish designations for the vice-presidencies to identify their functions or their order.  The same natural person may simultaneously hold more than one office.

Section 4.02.  Election and Term of Office.  The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be.  Each officer shall hold office until his or her successor shall have been duly elected, or until the officer’s death or resignation or removal in the manner hereinafter provided.

Section 4.03.  Additional Officers, Agents, etc.  In addition to the officers referred to in Section 4.01 of these bylaws, the corporation may have such other officers, assistants to officers, acting officers and agents, as the board of directors may deem necessary and may appoint.  Each such person shall act under his or her appointment for such period, have such authority, and perform such duties as may be provided in these bylaws, or as the board may from time to time determine.  The board of directors may delegate to any officer the power to appoint any subordinate officers, assistants to officers, acting officers, or agents.  In the absence of any officer, or for any other reason the board of directors may deem sufficient, the board may delegate, for such time as the board may determine, any or all of an officer’s powers and duties to any other officer or to any director.

Section 4.04.  Removal.  The board of directors may remove any officer or agent whenever in its judgment the corporation’s best interests will be served thereby, but the removal shall be without prejudice to the contract rights, if any, of the person so removed.  Appointment shall not of itself create contract rights.  An officer may remove, with or without cause, any officer or assistant officer who was appointed by that officer.

Section 4.05.  Resignations.  Any officer may resign at any time by giving written notice to the board of directors, the president, or the secretary.  Any such resignation shall take effect at the time the notice of resignation is delivered, unless the notice specifies a later effective date.  Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective.

Section 4.06.  Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification, or other reason shall be filled in the manner prescribed for regular appointments to the office.

Section 4.07.  Powers, Authority, and Duties.  Officers of the corporation shall have the powers and authority conferred and the duties prescribed by the board of directors or the officer who appointed them in addition to and to the extent not inconsistent with those specified in other sections of this Bylaw IV.

Section 4.08.  The Chair of the Board.  The chair of the board of directors shall preside at all meetings of the board of directors and meetings of the shareholders as provided in Section 2.09 of Bylaw II.  The chair shall, whenever practicable, be consulted on all matters of general policy and shall have such authority and duties as the board of directors shall from time to time determine.

Section 4.09.  Vice Chair.  One or more vice chair may be elected by the board of directors and a vice chair may, but is not required to, be a member of the board of directors.  A vice chair who is a member of  the board of directors (or, if there is more than one such vice chair, in the order of their election) shall, in the absence of the chair of the board of directors, preside at all meetings of the board of directors and, as provided in Section 2.09 of Bylaw II, meetings of the shareholders.  Each vice chair shall have such authority and duties as the board of directors or the chair of the board shall from time to time determine.

Section 4.10.  The President.  The president, unless otherwise determined by the board of directors, shall be the chief executive officer of the corporation and, subject to the control of the board of directors, shall oversee and direct the business and affairs of the corporation.  The president shall preside at all meetings of the shareholders.  The president shall have authority, subject to such rules as may be prescribed by the board of directors, to appoint such officers, assistants to officers, acting officers, agents and employees of the corporation as the president shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them.  Such agents and employees shall hold office at the discretion of the president.  The president shall have authority together with another officer to sign, execute, and deliver in the corporation’s name all instruments either when specifically authorized by the board of directors or when required or deemed necessary or advisable by the president in the ordinary conduct of the corporation’s normal business, except in cases where the signing and execution of the instruments shall be expressly delegated by these bylaws or by the board to the president, acting alone, or to some other officer or agent of the corporation or shall be required by law or otherwise to be signed or executed by some other officer or agent.  In general, the president shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

Section 4.11.  The Vice-Presidents.  In the president’s absence, or in the event of his or her death or inability or refusal to act, or if for any reason it shall be impractical for the president to act personally, the vice-president (or if there is more than one vice-president, the vice-presidents in the order designated by the board of directors, or in the absence of any designation, in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president.  Each vice-president shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the chair of the board of directors, the president or by the board of directors.  The execution of any instrument of the corporation by any vice-president shall be conclusive evidence, as to third parties, of his or her authority to act in the president’s place.

Section 4.12.  The Secretary.  The secretary shall:

1.

keep the record of all minutes of the shareholders and of the board of directors in one or more books provided for that purpose;

2.

see that all notices are duly given in accordance with these bylaws or as required by law;

3.

be custodian of the corporation’s corporate records and of the seal of the corporation and see that the books, reports, statements, certificates, and all other documents and records required by law are properly kept and filed;

4.

have charge, directly or through such transfer agent or agents and registrar or registrars as the board of directors may appoint, of the issue, transfer, and registration of certificates for shares in the corporation and of the records thereof, such records to be kept in such manner as to show at any time the number of shares in the corporation issued and outstanding, the names and addresses of the shareholders of record, the numbers and classes of shares held by each;

5.

exhibit at reasonable times upon the request of any director the records of the issue, transfer, and registration of the corporation’s share certificates, at the place where those records are kept, and have these records available at each shareholders’ meeting; and

6.

in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the chair of the board, the president or by the board of directors.

Section 4.13.  The Treasurer.  The treasurer shall:

1.

have charge and custody of, and be responsible for, all of the corporation’s funds and securities; receive and give receipts for monies due and payable to the corporation from any source whatsoever; deposit all such monies in the corporation’s name in such banks, financial institutions, trust companies, or other depositories as shall be selected in accordance with the provisions of Section 5.04 of these bylaws; cause such funds to be disbursed by checks or drafts on the authorized corporation’s depositories, signed as the board of directors may require; and be responsible for the accuracy of the amounts of, and cause to be preserved proper vouchers for, all monies disbursed;

2.

in general, perform all duties incident to the office of treasurer and such other duties as from time to time may be delegated or assigned to him or her by the chair of the board of directors, the president or by the board of directors.

If required by the board of directors, the treasurer shall furnish a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board shall determine.

Section 4.14.  Assistant Secretaries and Assistant Treasurers.  There shall be such number of assistant secretaries and assistant treasurers as the board of directors may from time to time authorize.  The assistant secretaries may sign with the president or a vice-president, certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the board of directors.  The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine.  The assistant secretaries and assistant treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the secretary or the treasurer, respectively, or by the chair of the board of directors, the president or by the board of directors.

Section 4.15.  Corporate Controller.  The corporate controller shall:

1.

assist the vice president in charge of corporate finance in corporate financial planning, corporate cash management, corporate capital project review, annual and other shareholder report preparation; and general oversight of the corporation’s internal control and other accounting functions;

2.

in general, perform all duties incident to the office of corporate controller and such other duties as from time to time may be delegated or assigned to him by the vice president in charge of corporate finance, the president or by the board of directors.

Section 4.16.  Salaries.  The board of directors, by affirmative vote of a majority of the directors then in office and irrespective of any personal interest of any of its members as officers or employees of the corporation, may (1) establish reasonable compensation for services to the corporation as officers, or otherwise, or may delegate this authority to an appropriate committee, and (2) provide for, or delegate authority to an appropriate committee to provide for, reasonable pensions, disability or death benefits, and other benefits or payments to officers and employees of the corporation and to their estates, families, dependents, or beneficiaries for prior services rendered to the corporation by the officers and employees.

BYLAW V.  CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 5.01.  Contracts.  The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any instrument in the corporation’s name and on its behalf.  The authorization may be general or confined to specific instruments.  When an instrument is so executed, no other party to the instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers, agent or agents.

Section 5.02.  Loans.  No indebtedness for borrowed money shall be contracted on the corporation’s behalf and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the board of directors.  The authorization may be general or confined to specific instances.

Section 5.03.  Checks, Drafts, etc.  All checks, drafts, or other orders for the payment of money, or notes or other evidences of indebtedness issued in the corporation’s name, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the board of directors.

Section 5.04.  Deposits.  All funds of the corporation not otherwise employed shall be deposited from time to time to the corporation’s credit in such banks, trust companies, or other depositories as may be selected by or under the authority of a resolution of the board of directors.

BYLAW VI.  VOTING OF SECURITIES OWNED BY THIS CORPORATION

Section 6.01.  Authority to Vote.  Any shares or other securities issued by any other corporation and owned or controlled by this corporation may be voted at any meeting of the issuing corporation’s security holders by the president of this corporation if he or she be present, or in his or her absence by any vice-president of this corporation who may be present.

Section 6.02.  Proxy Authorization.  Whenever, in the judgment of the president, or in his or her absence, of any vice-president, it is desirable for this corporation to execute a proxy or written consent with respect to any shares or other securities issued by any other corporation and owned by this corporation, the proxy or consent shall be executed in this corporation’s name by the president or one of the vice-presidents of this corporation, without necessity of any authorization by the board of directors, counter-signature, or attestation by another officer.  Any person or persons designated in this manner as this corporation’s proxy or proxies shall have full right, power, and authority to vote the shares or other securities issued by the other corporation and owned by this corporation in the same manner as the shares or other securities might be voted by this corporation.

BYLAW VII.  CONTRACTS BETWEEN THIS CORPORATION

AND RELATED PERSONS

Any contract or other transaction between the corporation and one or more of its directors, or between the corporation and any entity of which one or more of its directors are members or employees or in which one or more of its directors are interested, or between the corporation and any corporation or association of which one or more of its directors are shareholders, members, directors, officers, or employees or in which one or more of its directors are interested, shall not be voidable by the corporation solely because of the director’s or officer’s interest in the transaction if:

1.

the material facts of the transaction and the director’s or officer’s interest were disclosed or known to the board of directors or a committee of the board of directors, and a majority of disinterested members of the board of directors or committee authorized, approved, or specifically ratified the transaction; or

2.

the material facts of the transaction and the director’s or officer’s interest were disclosed or known to the shareholders entitled to vote, and a majority of the shares held by disinterested shareholders authorized, approved, or specifically ratified the transaction; or

3.

the transaction was fair to the corporation.

For purposes of this Bylaw VII, a majority of directors including directors having a direct or indirect interest in the transaction shall constitute a quorum of the board or a committee of the board acting on the matter.

BYLAW VIII.  CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 8.01.

Shares.  The shares of stock of the corporation shall be represented by certificates unless (1) the board of directors, or (2), when required by the listing requirements of an exchange on which a class or series of the corporation’s stock is then listed for trading, the president or a vice president, by resolution or other appropriate action, provides that some or all of a class or series of stock shall be represented in uncertificated form; provided, however, that any such resolution or other action shall not apply to any shares represented by a certificate until such certificate has been surrendered to the corporation.

Section 8.02.

Certificates for Shares.  Certificates representing shares in the corporation shall, at a minimum, state on their face all of the following:  (1) the name of the corporation and that it is organized under the laws of the state of Wisconsin; (2) the name of the person to whom issued; and (3) the number and class of shares and the designation of the series, if any, that the certificate represents.  The share certificates shall be signed by the president or any vice-president and by the secretary and any assistant secretary or any other officer or officers designated by the board of directors.  If the corporation is authorized to issue different classes of shares or different series within a class, the certificate may contain a summary of the designations, relative rights, preferences, and limitations applicable to each class, and the variations in rights, preferences, and limitations determined for each series and the authority of the board of directors to determine variations for future series.  If the certificate does not include, on the front or back of such certificate, the above summary, it must contain a conspicuous statement that the corporation will furnish the shareholder with the above-described summary information in writing, upon request and without charge.  A record shall be kept of the name of the owner or owners of the shares represented by each certificate, the number of shares represented by each certificate, the date of each certificate, and in case of cancellation, the date of cancellation.  Every certificate surrendered to the corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificates until the existing certificates shall have been so canceled, except in cases provided for in Sections 8.08 and 8.09 of these bylaws.

Section 8.03.

Uncertificated Shares.  Each shareholder whose shares are represented in uncertificated form shall receive the written statement, if any, required by the Wisconsin Business Corporation Law.

Section 8.04.

Facsimile Signatures and Seal.  The seal of the corporation on any certificates for shares may be a facsimile.  The signatures of the president or vice-president and the secretary or assistant secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation.

Section 8.05.

Signature by Former Officer.  If an officer who has signed or whose facsimile signature has been placed upon any share certificate shall have ceased to be an officer before the certificate is issued, the corporation may issue the certificate with the same effect as if he or she were an officer at the date of its issue.

Section 8.06.

Consideration for Shares.  The corporation’s shares may be issued for such consideration as shall be fixed from time to time by the board of directors.  The consideration to be paid for shares may be paid in whole or in part; in cash, promissory notes, or tangible or intangible property; or in labor or services actually performed, or contracts for services to be performed for the corporation.  When the corporation receives payment of the consideration for which shares are to be issued, the shares shall be deemed fully paid and nonassessable by the corporation.  Prior to the issuance of shares, the board of directors shall determine that the consideration received, or to be received, for the shares is adequate.  The board of directors’ determination is conclusive as to the adequacy of consideration for the issuance of shares relative to whether the shares are validly issued, fully paid, and nonassessable.

Section 8.07.

Transfer of Shares.  Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation (1) upon presentation of the certificate or certificates representing such shares by the registered holder thereof or by such holder’s duly authorized attorney or other legal representative and upon the surrender of such certificate or certificates, or (2) in the case of uncertificated shares, upon receipt by the corporation of proper transfer instructions from the registered owner of such uncertificated shares, or from such owner’s duly authorized attorney or other legal representative and the presentation of proper evidence of succession, assignment, or authority to transfer the shares.  The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.  Where shares, in either certificated or uncertificated form, are presented to the corporation with a request to transfer their registered owner, the corporation shall not be liable to the owner or any other person suffering a loss as a result of the registration of transfer if (x) there were on or with the certificate the necessary endorsements or, in the case of uncertificated shares, proper transfer instructions and evidence of authority were received and (y) the corporation had no duty to inquire into adverse claims or has discharged the duty.  The corporation may require reasonable assurance that the endorsements, transfer instructions, and authority, as the case may be, are genuine and effective in compliance with such other regulations as may be prescribed by or under the board of directors’ authority.  The person in whose name shares stand on the corporation’s books shall, to the full extent permitted by law, be deemed the owner of the shares for all purposes.

Section 8.08.

Restrictions on Transfer.  A transfer restriction imposed by the corporation is valid and enforceable against the holder or a transferee of the holder if the transfer restriction is authorized by Section 180.0627, Wisconsin Statutes.  The existence of such restriction shall be noted conspicuously on the front or back of the certificate or contained in the information statement provided to shareholders for shares without certificates.

Section 8.09.

Lost, Destroyed, or Stolen Certificates.  If an owner claims that his or her share certificate has been lost, destroyed, or wrongfully taken, a new certificate shall be issued in place of the original certificate if the owner (1) so requests before the corporation has notice that the shares have been acquired by a bona fide purchaser; (2) files with the corporation a sufficient indemnity bond (unless such bond is waived by the board of directors); and (3) satisfies such other reasonable requirements as may be prescribed by or under the authority of the board of directors.

Section 8.10.

Stock Regulations.  The board of directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the state of Wisconsin as they may deem expedient concerning the issue, transfer, and registration of certificated or uncertificated shares of the corporation.

BYLAW IX.  DISTRIBUTIONS

The board of directors may make distributions to its shareholders whenever and in whatever amounts as, in the board’s opinion, the corporation’s condition renders advisable in the manner and upon the terms and conditions provided by law and its restated articles of incorporation.

BYLAW X.  INDEMNIFICATION

Section 10.01.  Mandatory Indemnification.

1.

Subject to the conditions and limitations of this Bylaw X and the corporation’s restated articles of incorporation, the corporation shall, to the fullest extent permitted by the Wisconsin Business Corporation Law as it may then be in effect, indemnify and hold harmless each person (and the heirs and legal representatives of such person) who is or was a director (including a director emeritus) or officer of the corporation, or of any other corporation or other enterprise which is served in any capacity at the request of the corporation (an “executive”), against any and all expenses (including, but not limited to, fees, costs, charges, disbursements, attorneys’ fees and any other expenses (hereafter collectively referred to as “expenses”)) and liabilities (including, but not limited to, the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan (hereinafter collectively referred to as “liabilities”)) actually and reasonably incurred by him or her in connection with or which result from any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding (whether brought by or in the right of the corporation or such other corporation or otherwise) (hereinafter collectively referred to as “proceedings”), or in connection with an appeal relating thereto, including, without limitation, proceedings brought under and/or predicated upon the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, and/or the Investment Company Act of 1940, as amended, and/or their respective state counterparts and/or any rule or regulation promulgated thereunder, in which he or she may become involved, as a party or otherwise, by reason of his or her being or having been such executive, or by reason of any past or future action or omission or alleged action or omission (including those antedating the adoption of the bylaw) by him or her in such capacity, whether or not he or she continues to be such at the time such liability or expense is incurred, either:

(i)

to the extent he or she is successful on the merits or otherwise in the defense of a proceeding, or

(ii)

to the extent he or she is not successful on the merits or otherwise in the defense of a proceeding, unless it is determined pursuant to Section 10.02 of this bylaw that liability was incurred because the executive breached or failed to perform a duty he or she owed to the corporation and the breach or failure to perform constituted:

(a)

a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the executive had a material conflict of interest,

(b)

a violation of criminal law, unless the executive had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful,

(c)

a transaction from which the executive derived an improper personal profit, or

(d)

willful misconduct.

2.

In the event the executive is or was serving as an executive, trustee, fiduciary, administrator, employee or agent of an employee benefit plan sponsored by or otherwise associated with the corporation and incurs expenses or liabilities by reason of a proceeding having been brought, or having been threatened, against such executive because of his or her status as such an executive, trustee, fiduciary, administrator, employee or agent of such plan or by reason of his or her performing duties in any such capacities, the corporation shall indemnify and hold harmless the executive against any and all of such expenses and liabilities subject to the provisions of Section 10.02(1) hereof.

3.

The corporation may agree to indemnify and allow reasonable expenses for an employee or agent of the corporation who is not an executive by general or specific action of the board of directors, or by contract or agreement.

Section 10.02.  Right to Indemnification; How Determined.

1.

An executive’s indemnification under this Bylaw X shall be determined pursuant to one of the following means (the “authorities”) as may be selected by the executive seeking such indemnification:

(i)

by a majority vote of a quorum of the board of directors consisting of directors not at the time parties to the same or related proceedings.  If a quorum of disinterested directors cannot be obtained, by a majority vote of a committee duly appointed by the board of directors and consisting of two or more directors not at the time parties to the same or related proceedings.  Directors who are parties to the same or related proceedings may participate in the designation of the members of the committee.

(ii)

by independent legal counsel mutually selected by the executive seeking indemnification and a quorum of the board of directors or its committee in the manner prescribed in (i) above or, if unable to obtain such quorum or committee, by majority vote of the full board of directors, including directors who are parties to the same or related proceedings.

(iii)

by a panel of three arbitrators selected from the panels of arbitrators of the American Arbitration Association in Wisconsin and consisting of one arbitrator selected by those directors entitled under (ii) above to select independent legal counsel, one arbitrator selected by the executive seeking indemnification and one arbitrator selected by the two arbitrators previously selected.  Any such arbitration shall be held in Madison, Wisconsin (or such other location mutually acceptable to executive and the corporation) and shall be governed by the American Arbitration Association’s then existing Commercial Arbitration Rules and Wisconsin Law.

(iv)

by a court pursuant to the Wisconsin Business Corporation Law as it may then be in effect.

(v)

by any other method provided for by the restated articles of incorporation, contract or agreement or as otherwise determined by the board of directors.

In any such determination there shall exist a rebuttable presumption that the executive has met such standard(s) of conduct and is therefore entitled to indemnification pursuant to this Bylaw X.  The burden of rebutting such presumption by clear and convincing evidence shall be on the corporation.

The authority shall make a determination within sixty (60) days of being selected and shall with respect to (ii) and (iii) above simultaneously submit a written opinion of its conclusions to both the corporation and the executive and, if the authority determines that the executive is entitled to be indemnified for any amounts pursuant to this Bylaw X, the corporation shall pay such amounts (net of all amounts, if any, previously advanced to the executive pursuant to Section 10.04), including interest thereon as provided in Section 10.05(3) to the executive (or to such other person or entity as he or she may designate in writing to the corporation) within ten (10) days of receipt of such determination.

2.

The determination by any authority selected above that indemnification of an executive is required hereunder shall be conclusively binding upon the corporation, however, any executive may, either before or within two (2) years after a determination, if any, has been made by the authority, petition the appropriate circuit court of the state of Wisconsin or any other court of competent jurisdiction to determine whether the executive is entitled to indemnification under this Bylaw X, and such court shall thereupon have the exclusive authority to make such determination unless and until such court dismisses or otherwise terminates such proceeding without having made such determination.

The court shall, as petitioned, make an independent determination of whether the executive is entitled to indemnification as provided under this Bylaw X irrespective of any prior determination made by the authority; provided, however, that there shall exist a rebuttable presumption that the executive has met the applicable standard(s) of conduct and is therefore entitled to indemnification pursuant to this Bylaw X.  The burden of rebutting such presumption by clear and convincing evidence shall be on the corporation.

If the court determines that the executive is entitled to be indemnified for any amounts pursuant to this Bylaw X, unless otherwise ordered by such court, the corporation shall pay such amounts (net of all amounts, if any, previously advanced to the executive pursuant to Section 10.04, including interest thereon as provided in Section 10.05(3)), to the executive (or to such other person or entity as the executive may designate in writing to the corporation) within ten (10) days of the rendering of such determination.

An executive shall pay all expenses incurred by the executive in connection with the judicial determination provided in this Section 10.02(2), and any subsequent appeal thereof, unless it shall ultimately be determined by the court that he or she is entitled to be indemnified, in whole or in part, by the corporation as authorized in this Bylaw X.

3.

Except as otherwise set forth in this Section 10.02, the expenses associated with the indemnification process set forth in this Section 10.02, including, without limitation, the expenses of the authority selected hereunder, shall be paid by the corporation.

Section 10.03.  Termination of a Proceeding is Nonconclusive.  The termination of any proceeding, no matter by whom brought, including, without limitation, proceedings brought under and/or predicated upon the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, and/or the Investment Company Act of 1940, as amended, and/or their respective state counterparts, and/or any rule or regulation promulgated thereunder (“securities law proceedings”), by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the executive has not met the applicable standard(s) of conduct set forth in Section 10.01 of this Bylaw X.

Section 10.04.  Advance Payment.

1.

Within ten (10) days of an executive’s written request, the corporation shall advance expenses to, or where appropriate, at its expense, undertake the defense of, an executive prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless it shall ultimately be determined that he or she is entitled to indemnification under this Bylaw X together with a written affirmation of his or her good faith and belief that he or she has not breached or failed to perform his or her duties to the corporation.

2.

In the event the corporation makes an advance of expenses to the executive pursuant to this Section 10.04, the corporation shall be subrogated to each and every right of recovery the executive may have against any insurance carrier from whom the corporation has purchased insurance for such purpose, if any.

Section 10.05.  Partial Indemnification; Interest.

1.

If it is determined pursuant to this Bylaw X that an executive is entitled to indemnification as to some claims, issues or matters, but not as to other claims, issues or matters, involved in any proceeding, no matter by whom brought, including, without limitation, securities law proceedings, the authority (or the court) shall authorize the reasonable proration (and payment by the corporation) of such expenses and liabilities with respect to which indemnification is sought by the executive, among such claims, issues or matters as the authority (or the court) shall deem appropriate in light of all of the circumstances of such proceeding.

2.

If it is determined pursuant to this Bylaw X that certain amounts incurred by an executive are, for whatever reason, unreasonable in amount, the authority (or the court) shall authorize indemnification to be paid by the corporation to the executive for only such amounts as the authority (or the court) shall deem reasonable in light of all of the circumstances of such proceeding.

3.

To the extent deemed appropriate by the authority pursuant to this Bylaw X, or by the court before which such proceeding was brought, interest shall be paid by the corporation to an executive, at a reasonable interest rate, for amounts for which the corporation indemnifies the executive.

Section 10.06.  Limitation of Derivative Proceedings and Release of Derivative Claims.  No proceeding shall be brought and no cause of action shall be asserted, including, without limitation, securities law proceedings, by or in the right of the corporation, against the executive, his or her spouse, heirs, executors or administrators after the expiration of two (2) years from the date the executive ceases, for any reason whatsoever, to serve as an executive of the corporation and/or of an affiliate unless asserted by the filing of an appropriate proceeding within such two-year period.

The provisions of any federal, state or local law or statute providing in substance that releases shall not extend to claims, demands, injuries or damages which are unknown or unsuspected to exist at the time to the person or entity executing such release are hereby expressly waived by the corporation and its shareholders.

Section 10.07.  Nonexclusivity of Bylaw X.  The right to indemnification provided to an executive by this Bylaw X shall not be deemed exclusive of any other rights to indemnification or the advancement of expenses to which he or she may be entitled under any charter provision, contract, agreement, resolution, vote of shareholders or disinterested directors of the corporation or otherwise, including, without limitation, under federal law or Wisconsin Business Corporation Law Chapter 180 as it may then be in effect, both as to acts in his or her official capacity as such executive or other employee or agent of the corporation or of an affiliate or as to acts in any other capacity while holding such office or position, and the terms and provisions of this Bylaw X shall continue as to the executive if he or she ceases to be an executive or other employee or agent of the corporation or of an affiliate, and such terms and provisions shall inure to the benefit of the heirs, executors and administrators of the executive.

Section 10.08.  Insurance.

1.

The corporation may purchase and maintain insurance on behalf of an executive, agent or employee against any liability asserted against him or her or incurred by or on behalf of him or her in such capacity as an executive or other employee or agent of the corporation or of an affiliate, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Bylaw X or under Wisconsin Business Corporation Law Chapter 180 as it may then be in effect.  The purchase and maintenance of such insurance shall not in any way limit or affect the rights and obligations of the corporation or the executive under this Bylaw X and this Bylaw X shall not in any way limit or adversely affect the rights and obligations of the corporation or of the other party or parties thereto under any such policy or agreement of insurance.

2.

If an executive shall receive payment from any insurance carrier or from the plaintiff in any proceeding against the executive in respect of indemnified amounts after payments on account of all or part of such indemnified amounts have been made by the corporation pursuant to this Bylaw X, the executive shall promptly reimburse the corporation for the amount, if any, by which the sum of such payment by such insurance carrier or such plaintiff exceeds such indemnified amounts from the corporation and for any amount to which it is entitled pursuant to the following paragraph; provided, however, that such portions, if any, of such insurance proceeds that are required to be reimbursed to the insurance carrier under the terms of its insurance policy, such as deductible or co-insurance payments, shall not be deemed to be payments to the executive hereunder.

In addition, upon payment of indemnified amounts under this Bylaw X, the corporation shall be subrogated to an executive’s rights against any insurance carrier or any plaintiff in respect of such indemnified amounts and the executive shall execute and deliver any and all instruments and/or documents and perform any and all other acts or deeds which the corporation deems necessary or advisable to secure such rights.  The executive shall do nothing to prejudice such rights of recovery or subrogation.

Section 10.09.  Witness Expenses.  Upon the executive’s written request, the corporation shall pay (in advance or otherwise) or reimburse any and all expenses reasonably incurred by him or her in connection with his or her appearance as a witness in any proceeding at a time when he or she has not been formally named a defendant or respondent to such a proceeding.

Section 10.10.  Contribution.

1.

In the event the indemnity provided for in Section 10.01 of this Bylaw X is unavailable to the executive for any reason whatsoever, the corporation, in lieu of indemnifying the executive, shall contribute to the amount reasonably incurred by or on behalf of the executive, whether for liabilities and/or for expenses in connection with any proceeding, no matter by whom brought, including without limitation, securities law proceedings, in such proportion as is deemed fair and reasonable by the authority pursuant to Section 10.02 hereof, or by the court before which such proceeding was brought, taking into account all of the circumstances of such proceeding, in order to reflect:

(i)

the relative benefits received by the corporation and the executive as a result of the event(s) and/or transaction(s) giving cause to such proceeding; and/or

(ii)

the relative fault of the corporation (and its other executives, employees and/or agents) and the executive in connection with such event(s) and/or transaction(s).

2.

The executive shall not be entitled to contribution from the corporation under this Section 10.10 if it is determined by the authority pursuant to Section 10.02 hereof, or by the court before which such proceeding was brought, that the executive, in the performance of his or her duty to the corporation or otherwise, violated the provisions of Section 10.01 of this Bylaw X.

3.

The corporation’s payment of, and the executive’s right to, contribution under this Section 10.10 shall be made and determined in accordance with Section 10.02 hereof relating to the corporation’s payment of, and the executive’s right to, indemnification under this Bylaw X.

Section 10.11.  Severability.  In the event that any provision of this Bylaw X shall be deemed invalid or inoperative, or in the event that a court of competent jurisdiction determines that any of the provisions of this agreement contravene public policy, this Bylaw X shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy shall be deemed, without further action or deed on the part of any person, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable, and the corporation shall indemnify the executive as to reasonable expenses, judgments, fines and amounts incurred in settlement with respect to any proceeding, no matter by whom brought, including securities law proceedings, to the full extent permitted by any applicable provision of this Bylaw X that shall not have been invalidated and to the full extent otherwise permitted by the Wisconsin Business Corporation Law as it may then be in effect.

Section 10.12.  Contractual Nature of Bylaw X; Repeal or Limitation of Rights.  This Bylaw X shall be deemed to be a contract between the corporation and each executive of the corporation and any repeal or other limitation of this Bylaw X or any repeal or limitation of the Wisconsin Business Corporation Law Sections 180.0850 through 180.0859 (or any other applicable law) shall not limit any executives’ rights to indemnification then existing or arising out of events, acts or omissions occurring prior to such repeal or limitation, including, without limitation, the right to indemnification for proceedings commenced after such repeal or limitation to enforce this Bylaw X with regard to acts, omissions or events arising prior to such repeal or limitation.

BYLAW XI.  AMENDMENTS

Section 11.01.  By Shareholders.  The shareholders may amend or repeal these bylaws or adopt new bylaws at any annual or special shareholders’ meeting.

Section 11.02.  By Directors.  The board of directors may amend or repeal these bylaws or adopt new bylaws, but no bylaw adopted or amended by the shareholders shall be amended or repealed by the board if the bylaw so adopted so provides.

BYLAW XII.  SEAL

The board of directors shall provide a corporate seal which shall be circular in form and have inscribed thereon any designation including the name of the corporation, Wisconsin as the state of incorporation, and the words “Corporate Seal.”

BYLAW XIII.  FISCAL YEAR

The fiscal year of the corporation shall begin on the first day of January and end on the last day of December in each year.